UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	77-0105288 (I.R.S. Employer Identification No.)

100 Innovation Place Santa Barbara, California (Address of Principal Executive Offices)	93108 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock par value $0.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The title of the stock of the Registrant being registered hereunder is Class A Common Stock, par value $0.001 per share (“Class A Common Stock”). The description of the Class A Common Stock is set forth under the caption “Description of the Class A Common Stock and the Class B Common Stock” in the Registrant’s Definitive Proxy with respect to QAD Inc.’s December 14, 2010 Special Meeting of Stockholders, as filed with the Securities and Exchange Commission on November 22, 2010, which description is incorporated herein by reference.

Item 2.	Exhibits.
     Instruments defining the rights of the holders of the securities being registered hereunder.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 16, 2010).

3.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.9 of the Registrant’s Registration Statement on Form S-1 (Commission File No. 333- 28441)).

4.1	Form of stock certificate evidencing the Registrant’s Class A Common Stock, par value $.001 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 16, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2010

QAD Inc.
By:	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 16, 2010).

3.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.9 of the Registrant’s Registration Statement on Form S-1 (Commission File No. 333- 28441)).

4.1	Form of stock certificate evidencing the Registrant’s Class A Common Stock, par value $.001 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 16, 2010).